Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

February 26, 2019

Benefitfocus, Inc.

100 Benefitfocus Way

Charleston, South Carolina 29492

Ladies and Gentlemen:

We have acted as counsel to Benefitfocus, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”) filed on even date herewith with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed sale from time to time pursuant to Rule 415 under the Act of up to 6,560,472 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), which may be offered and sold from time to time by selling stockholders of the Company named in the Registration Statement, including any option given to the underwriters to purchase additional shares of Common Stock (collectively, the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials, as we deemed necessary for purposes of the opinions expressed below. In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the genuineness of all signatures, the lack of any undisclosed termination, modification, waiver, or amendment to any document reviewed by us, and the due authorization, execution, and delivery of all documents by the Company’s shareholders where due authorization, execution, and delivery are prerequisites to the effectiveness thereof.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of, the laws of any jurisdiction other than the existing laws of the State of Delaware and reported judicial decisions relating thereto.

In connection with our opinions expressed below, we have assumed that at or prior to the time of the delivery of any Shares (i) the Registration Statement and any amendment thereto (including post-effective amendments) will have become effective, will be effective, and will comply with all applicable laws at the time the Shares are offered as contemplated by the Registration Statement and any prospectus supplement; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Shares offered thereby and will comply with all applicable laws; (iii) there will not have occurred any change in law affecting the validity of the issuance of the Shares, and (iv) the Company will remain duly organized, validly existing, and in good standing under the laws of the State of Delaware.

Benefitfocus, Inc.

February 26, 2019

Based upon and subject to the foregoing and the additional limitations, qualifications, exceptions and assumptions set forth below, it is our opinion that when (a) the Company’s board of directors or any duly designated committee thereof has adopted resolutions approving the sale of the Shares; (b) an underwriting agreement or placement agency agreement with respect to such Shares has been duly authorized, executed, and delivered by the Company and the other parties thereto; (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (d) certificates representing the Shares have been duly executed by appropriate officers of the Company or appropriate book entries have been made in the records of the Company; and (e) the Shares have been duly and properly sold, paid for, and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement, then the Shares will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is intended solely for use in connection with the sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Wyrick Robbins Yates & Ponton LLP